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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 1998





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                             0-11402                   74-1666060
(STATE OR OTHER JURISDICTION                (COMMISSION                (IRS EMPLOYER
        OF INCORPORATION)                  FILE NUMBER)               IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000




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ITEM 5.  OTHER EVENTS.

          On April 21, 1998, an article was published in The Wall Street Journal reporting that Symbol Technologies, Inc. "ha[d] made an offer to purchase smaller rival Telxon Corp. for $38 a share" in a letter, dated April 8, from Tomo Razmilovic, Symbol's president and chief operating officer, to Frank Brick, chief executive officer of Telxon. The article further reported that the letter stated that "Symbol is open to negotiate `all aspects of a potential transaction' and discuss `the structure of the transaction and the form of consideration,' implying that Symbol may raise its bid and pay cash or stock for Telxon."

          In response to Symbol's expression of interest in a business combination with it, the registrant issued the press release included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

          On April 20, 1998, prior to the publication of the article, the last reported sale price for the registrant's Common Stock on The Nasdaq National Market tier of The Nasdaq Stock Market (the "Nasdaq - NNM") was $27.69. On April 23, 1998, the last reported sale price for the registrant's Common Stock on the Nasdaq - NNM was $33.50

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits.

                  99 Press Release issued by the registrant on April  21, 1998.



                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TELXON CORPORATION



DATE: April 27, 1998                          By:    /s/ Kenneth W. Haver
                                                     --------------------
                                                     Kenneth W. Haver
                                                     Senior Vice President and
                                                       Chief Financial Officer





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